UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2019

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 21, 2019, MEDNAX, Inc., a Florida corporation (“Company”), issued an additional $500 million aggregate principal amount of its 6.250% senior unsecured notes due January 15, 2027 (the “Additional Notes”) as additional notes pursuant to the Company’s existing base indenture, dated December 8, 2015 (the “Base Indenture”), by and among the Company and U.S. Bank National Association, a national association, as trustee thereunder (the “Trustee”), and the Fifth Supplemental Indenture, dated November 13, 2018 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, certain of the Company’s subsidiaries as guarantors (the “Guarantors”) and the Trustee. The Additional Notes were sold to certain initial purchasers (the “Initial Purchasers”) in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes are expected to be resold by the Initial Purchasers in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The net proceeds received by the Company from the sale of the Additional Notes was approximately $491.7 million after deducting the discounts to the Initial Purchasers and the estimated offering expenses payable by the Company.

The Additional Notes are unsecured senior obligations of the Company. The Company’s obligations under the Additional Notes are guaranteed on a senior unsecured basis by each of the Company’s current and future subsidiaries that is or becomes a guarantor under the Company’s existing senior unsecured credit agreement.

The Additional Notes constitute a single series under the Indenture, together with $500 million of the Company’s 6.250% senior unsecured notes due January 15, 2027 issued on November 13, 2018 (the “Original Notes” and, together with the Additional Notes, the “Notes”), and have identical terms as the Original Notes, except that the Additional Notes were issued (i) at an offering price of 99.75% of the principal amount plus accrued interest from January 15, 2019 until February 21, 2019 and (ii) on a different issue date.

The Notes mature on January 15, 2027. Interest on the Notes will accrue at the rate of 6.250% per annum and will be payable semiannually in cash on January 15 and July 15 of each year, with an initial interest payment on the Additional Notes on July 15, 2019.

At any time prior to January 15, 2022, the Company may redeem all or any part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium and accrued and unpaid interest to (but not including) the redemption date. On or after January 15, 2022, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to (but not including) the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Period	Redemption Price
2022	104.688%
2023	103.125%
2024	101.563%
2025 and thereafter	100.000%

In addition, before January 15, 2022, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price equal to 106.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on the Notes redeemed, to (but not including) the applicable redemption date.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. Upon the occurrence of a change in control of the Company (as defined in the Indenture), each holder will have the right to require the Company to repurchase all or any part of that holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to (but not including) the date of purchase.

The Indenture, among other things, limits the Company’s and its subsidiaries’ ability to (1) incur liens and (2) enter into sale and lease-back transactions, and also limits the Company’s and the Guarantors’ ability to merge or dispose of all or substantially all of their assets, in all cases, subject to a number of customary exceptions. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), including nonpayment, breach of covenants in the Indenture, payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable immediately.

The offering and sale of the Additional Notes were not registered under the Securities Act, and the Additional Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from applicable registration requirements.

The foregoing summary of the Base Indenture, the Fifth Supplemental Indenture and the Additional Notes is subject to, and qualified in its entirety by, the full text of the (i) the Base Indenture, which was previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2015, (ii) the Fifth Supplemental Indenture, which was previously filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 13, 2018, and (iii) the form of 6.25% Senior Notes due 2027, which was previously filed as Exhibit A of the Fifth Supplemental Indenture, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: February 21, 2019	By:	/s/ Stephen D. Farber
	Name:	Stephen D. Farber
	Title:	Chief Financial Officer